Exhibit 3.2

CYBEROPTICS CORPORATION

AMENDED AND RESTATED BYLAWS

DATED: NOVEMBER 3, 2022

Table of Contents

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Table of Contents

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BYLAWS

ARTICLE I
MEETINGS OF SHAREHOLDERS

Section 1.          Time and Place of Meetings. All meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Minnesota, as may be designated by the Board of Directors of the Corporation (the “Board of Directors”), or by the Chairman of the Board of Directors, the Chief Executive Officer, Chief Financial Officer, a Vice President or the Secretary in the absence of a designation by the Board of Directors, and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Shareholders may participate in an annual or special meeting of the shareholders by use of any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder’s participation in a meeting by any such means of communication constitutes presence in person at the meeting.

Section 2.          Annual Meeting. An annual meeting of the shareholders shall be held at such date and time as shall be designated from time to time by the Board of Directors, at which meeting the shareholders shall elect by a plurality vote the directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting.

Section 3.          Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation of the Corporation (the “Articles of Incorporation”), may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, Chief Financial Officer or a Vice President.

Section 4.          Notice of Meetings. Notice of every meeting of the shareholders, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and delivered in accordance with Section 1 of Article III hereof, shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 5.          Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 6.          Voting. Except as otherwise provided by law or by the Articles of Incorporation, each shareholder shall be entitled at every meeting of the shareholders to one vote for each share of stock having voting power standing in the name of such shareholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary of the Corporation. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. The vote upon any question brought before a meeting of the shareholders may be by voice vote, unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. When a quorum is present at any meeting, the vote of the holders of a majority of the stock that has voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Articles of Incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

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ARTICLE II
DIRECTORS

Section 1.          Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation directed or required to be exercised or done by the shareholders.

Section 2.          Number and Term of Office. Except as otherwise required by any shareholders agreement by and among the Corporation and its shareholders, (a) the Board of Directors shall consist of one or more members and (b) the number of directors shall be fixed by resolution from time to time of the Board of Directors or by the shareholders at the annual meeting or a special meeting. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3 of this Article, and each director elected shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal, in each case except as required by law. Except as otherwise required by any shareholders agreement by and among the Corporation and its shareholders, the Board of Directors may, at its discretion, elect a Chairman of the Board of Directors from the directors currently in office by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the Chairman so elected shall hold office until the next annual meeting of the shareholders and until his/her successor is elected and qualified, except as required by law. Any decrease in the authorized number of directors shall not be effective until the expiration of the term of the directors then in office, unless, at the time of such decrease, there shall be vacancies on the Board of Directors which are being eliminated by such decrease.

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Section 3.          Vacancies and New Directorships. Except as otherwise required by any shareholders agreement by and among the Corporation and its shareholders, vacancies and newly created directorships resulting from any increase in the authorized number of directors which occur between annual meetings of the shareholders may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the next annual meeting of the shareholders and until their successors are elected and qualified, except as required by law.

Section 4.          Regular Meetings. Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of the shareholders and at such other time and place as shall from time to time be determined by the Board of Directors.

Section 5.          Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, Chief Financial Officeror a Vice President on one day’s notice to each director by whom such notice is not waived, given in accordance with Section 1 of Article III hereof, and shall be called by the Chief Executive Officer, Chief Financial Officer, a Vice President or the Secretary in like manner and on like notice on the written request of any director.

Section 6.          Quorum. At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.          Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

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Section 8.          Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or a meeting of any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 9.          Committees. Except as otherwise required by any shareholders agreement by and among the Corporation and its shareholders, the Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and each to have such lawfully delegable powers and duties as the Board of Directors may confer and each such committee shall serve at the pleasure of the Board of Directors. Except as otherwise required by any shareholders agreement by and among the Corporation and its shareholders, the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any committee or committees so designated by the Board of Directors shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

Section 10.          Compensation. The Board of Directors may establish such compensation for, and reimbursement of the expenses of, directors for attendance at meetings of the Board of Directors or committees, or for other services by directors to the Corporation, as the Board of Directors may determine.

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Section 11.          Rules. The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper, not inconsistent with law or these bylaws.

ARTICLE III
NOTICES

Section 1.          Generally. Whenever by law or under the provisions of the Articles of Incorporation or these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at such director’s or shareholder’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Except as otherwise required or prohibited by law, notice to directors and shareholders may also be given by facsimile, by telephone, electronic mail, posting on an electronic network together with separate notice to the director or shareholder of such specific posting (which notice shall be deemed given upon the later of such posting and the giving of such separate notice), or by any other form of electronic transmission consented to by the shareholder or director to whom the notice is given. Except as otherwise stated therein, notice pursuant to the preceding sentence will be deemed to be given at the time when the same is sent.

Section 2.          Waivers. Whenever any notice is required to be given by law or under the provisions of the Articles of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, in each case, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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ARTICLE IV
OFFICERS

Section 1.          Generally. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer and Chief Financial Officer. The Board of Directors may also elect such other officers, as the Board of Directors deems desirable, including, without limitation, the election of a Treasurer, Secretary and any number of Vice Presidents. Any number of offices may be held by the same person.

Section 2.          Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the Corporation.

Section 3.          Succession. The officers of the Corporation shall hold office until their successors are elected and qualified or until such officer’s earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 4.          Authority and Duties. Each of the officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors in a resolution which is not inconsistent with these bylaws.

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Section 5.          Execution of Documents and Action with Respect to Securities of Other Corporations. The Secretary shall have and is hereby given, full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders, members, partners or other equity holders (or with respect to any action of such shareholders, members, partners or other equity holders) of any other corporation, limited liability company, partnership or other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities. In addition, the Secretary may delegate to other officers, employees and agents of the Corporation the power and authority to take any action which the Secretary is authorized to take under this Section 5, with such limitations as the Secretary may specify; such authority so delegated by the Secretary shall not be re-delegated by the person to whom such execution authority has been delegated.

ARTICLE V
STOCK

Section 1.          Certificates. If issued, certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and each such certificate shall exhibit the holder’s name and the number of shares and shall be signed by, or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors or the Chief Executive Officer, Chief Financial Officer or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. Any or all of the signatures upon such certificates may be facsimiles, engraved or printed.

Section 2.          Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

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Section 3.          Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

Section 4.          Record Date.

(a)            In order that the Corporation is able to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)            In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Minnesota, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

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(c)            In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI
GENERAL PROVISIONS

Section 1.          Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

Section 2.          Corporate Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

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Section 3.          Reliance upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors and each officer of the Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4.          Time Periods. In applying any provision of these bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 5.          Dividends. The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

ARTICLE VII
AMENDMENTS

Section 1.          Amendments. These bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the shareholders or by the Board of Directors.

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